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                                                                     Exhibit 5.1

November 16, 1999



FreeMarkets, Inc.
210 Sixth Avenue, 22nd floor
One Oliver Plaza
Pittsburgh, PA  15222

Re:      Registration Statement on Form S-1
         File No. 333-86755

Ladies and Gentlemen:

We have acted as counsel to FreeMarkets, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1, File No. 333-86755 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the public offering of an aggregate of 4,140,000 shares (the "Company Shares") of the Company's Common Stock, par value $.01 per share ("Common Stock"), to be sold by the Company to the underwriters for whom Goldman, Sachs & Company, Morgan Stanley Dean Witter, Donaldson, Lufkin & Jenrette Securities Corporation, and Wit Capital Corporation are acting as representatives (the "Underwriters"), of which up to 540,000 shares are shares of Common Stock which the underwriters will have an option to purchase from the Company solely for the purpose of covering over-allotments.

We are familiar with the Registration Statement. We have reviewed the Company's Certificate of Incorporation and Bylaws, each as amended to date. We have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies.



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FreeMarkets, Inc.
November 16, 1999
Page Two


On the basis of the foregoing, we are of the opinion that the Company Shares, when issued and sold in accordance with the plan of distribution set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Prospectus forming a part thereof under the caption "Legal Matters."

Yours truly,


/s/ Morgan, Lewis & Bockius LLP